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                                                                  Exhibit 10.1.2

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of June 11, 2002, by and among Acorn Products, Inc., a Delaware corporation ("Acorn"), UnionTools, Inc., a Delaware corporation (the "Employer", and together with Acorn, the "Company"), and A. Corydon Meyer ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Employer shall employ Executive, and Executive hereby accepts employment with Employer, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").

     2. Position and Duties.

     (a) During the Employment Period, Executive shall serve as the President and CEO of Employer and shall have the normal duties, responsibilities and authority implied by such position, subject to the power of the Board of Directors of Acorn (the "Board") to expand or limit such duties, responsibilities and authority and to override actions of Executive.

     (b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries.

     3. Compensation and Benefits.

     (a) During the Employment Period, Employer will pay Executive a base salary (the "Annual Base Salary") of $300,000 per annum, subject to any increases as approved by the Board. For any fiscal year, Executive shall be eligible for an annual bonus target of 60% of the Executive's then applicable Annual Base Salary based upon the achievement by the Company, Employer and their Subsidiaries of budgetary and other objectives set by the Board.

     In addition to the Annual Base Salary and any bonuses payable to Executive pursuant to this Section 3, Executive shall be entitled to the following benefits during the Employment Period, unless otherwise modified by the Board:

       (i)    Split dollar life insurance in an amount not less than $500,000;

       (ii) reimbursement for the cost of an annual executive physical examination by a physician of Executive's choice; and
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       (iii)  reimbursement for the cost of membership at a club of Executive's choice.

     (b) During the Employment Period, the Company shall also reimburse Executive for all reasonable business expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) During Employment Period, the Company shall provide to Executive such insurance, vacation, sick leave and other like benefits as are provided from time to time.

     (d) All amounts payable to Executive as compensation hereunder shall be subject to all required withholding by the Company.

     4. Termination and Severance. Unless this Agreement is renewed by the mutual agreement of the Company and Executive, the Employment Period and this Agreement shall terminate on June 30, 2005, it being understood that as of such date Executive's employment by the Company shall continue in accordance with and subject to the terms and conditions set forth in that certain Employee Severance Agreement dated as of August 31, 1999 between the Company and Executive (the "1999 Severance Agreement"). Under this Agreement, (i) the Employment Period shall terminate prior to such date upon Executive's resignation, disability or incapacity (as determined by the Board in its good faith judgment) or death,
(ii) the Employment Period may be terminated by the Board (as determined by the Board in its good faith judgment) at any time prior to such date for Cause or without Cause or (iii) the Employment Period may be terminated by Executive at any time prior to such date for Good Reason. If Executive's employment is terminated by Employer other than for Cause or by Executive for Good Reason, Employer shall pay to Executive: (i) in a lump sum, on the fifth day following the date of termination of the Executive's employment, an amount equal to the highest aggregate annual compensation (including salary, bonuses and incentive payments) includible in gross income paid to the Executive during any one of the three taxable years preceding the date of the Executive's termination; (ii) continue to pay Executive's life insurance and medical benefits premiums for the lesser of one year from the date of termination of the Executive's employment with the Company or until the Executive accepts subsequent employment; and (iii) outplacement services expenses of up to $25,000 for up to one year from the date of termination of the Executive's employment with the Company. In the event of a termination for Cause, the Company will pay Executive the earned but unpaid portion of Executive's Annual Salary through the date of termination. Except as otherwise provided herein, the date of the termination of the Executive's employment by Employer other than for Cause or by Executive for Good Reason shall be forty (40) business days or such shorter period as approved by the Company's Board of Directors after the date written notice of resignation is tendered by the Executive to the Company or written notice of termination is tendered by the Company to the Executive, as applicable. Any such notice shall specify with reason particularity the basis for resignation or termination hereunder.

     (a) For purposes of this Agreement, "Cause" shall mean (i) the Executive's criminal conviction for fraud, embezzlement, misappropriation of assets or any other felony


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(excluding traffic violations) or (ii) the continuance of willful and repeated failures by the Executive to perform the duties assigned to him as an employee of the Company, which failures have not been cured by the Executive within thirty (30) days following receipt of a written notice from the Board, specifying such failure and the action required by the Executive to cure such breach of his obligations.

     (b) For purposes of this Agreement, "Good Reason" shall mean without the written consent of the Executive, (i) a material adverse change or diminution in the Executive's duties or responsibilities, offices, reporting responsibilities, facilities, staff assistance, compensation and benefits or other indicia of the Executive's position, (ii) material breach by the Company of its duties to the Executive, including timely payment of compensation, provision of benefits and reimbursement of expenses, in keeping with past practice or (iii) relocation of the Executive's personal residence or office pursuant to the relocation of the Company's executive offices outside a 50 mile radius from 390 West Nationwide Blvd., Columbus, Ohio.

     5. Change of Control. If the Executive's employment with the Company is terminated by either the Executive for Good Reason or by the Company other than for Cause within either (i) 90 days prior to a Change of Control or (ii) two years after a Change of Control, in addition to the severance payments provided in Section 4 above, the Company shall pay to the Executive, in a lump sum, on the fifth day following the date of termination of the Executive's employment, an amount equal to two times the highest aggregate annual compensation (which shall include salary, bonuses and cash inventive payments only) includible in gross income paid to the Executive during any one of the three taxable years preceding the date of the Executive's termination.

     For purposes of this Section 5, the following terms shall have the following meanings:

     (a) A "Change of Control" shall be deemed to have occurred upon any of the following events:

          (i) the acquisition by any Person (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) other than TCW or Oaktree, of beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except such Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities of Acorn (a) have 25% or more of the total voting power of the then outstanding voting securities of Acorn and (b) having more voting power than the securities of Acorn beneficially owned by Oaktree and TCW;

          (ii) during any twelve month period, a change in the Board of Directors of Acorn occurs such that Incumbent Members do not constitute a majority of the Board of Directors, except as mutually agreed by Executive;

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          (iii) a sale of all or substantially all of the assets of Acorn or
     Employer; or

          (iv) the consummation of a merger or consolidation of Acorn with any other Person, provided, however, that no Change of Control shall have occurred pursuant to this clause (iv) if (A) after such merger or consolidation the voting securities of Acorn prior to such merger or consolidation continue to represent more than 50% of the combined voting power of such Person or (B) if such merger or consolidation does not result in a material change in the beneficial ownership of Acorn's voting securities.

     (b) "Affiliate" of any specified Person (as defined in Section 13(d) of the Exchange Act) shall mean (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any subsidiary of such Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

     (c) "Incumbent Members" shall mean the members of the Board of Directors of Acorn on the date immediately preceding the commencement of a twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

     (d) "Oaktree" shall mean Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree.

     (e) "TCW" shall mean: TCW Special Credits Plus Fund; TCW Special Credits Fund III; TCW Special Credits Fund IIIb; TCW Special Credits Fund IV; TCW Special Credits Trust; TCW Special Credits Trust IIIb; TCW Special Credits Trust IV; TCW Special Credits Trust IVa; TCW Special Credits, as investment manager of Delaware State Employees' Retirement Fund, Weyerhaeuser Company Pension Trust and The Common Fund for Bond Investments; and any of their respective Affiliates.

     6. Additional Payment Terms.

     (a) No Reduction. The Executive shall not be required to mitigate damages or the amount of any payments provided for under Section 3 or Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for under Section 3 or Section 4 be reduced by any compensation earned or received by the Executive as the result of employment by another employer after the date of termination or otherwise.

     (b) Indemnification. The Company shall indemnify the Executive for all costs, including reasonable attorneys' fees, incurred by the Executive in connection with any successful



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action by the Executive to enforce or otherwise determined or ensure compliance by the Company with the terms of this Agreement.

     (c) Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (the "Excise Tax Payment") in an amount equal to the Excise Tax imposed upon the Payment and any additional payments made pursuant to this Section 6(c).

     7. Confidential Information.

     (a) Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and Employer are the property of the Company and Employer. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of such information, observations or data without the Board's prior consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive agrees to deliver to the Company upon termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and Employer which he may then possess or have under his control.

     (b) Ownership of Property. Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information (whether or not patentable) that relate to the Company's or Employer's actual business, research and development, or existing products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by Employer (including any of the foregoing that constitutes any proprietary information or records) ("Work Product") belong to the Company and Employer and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company and Employer. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's or Employer's ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

     (c) Third Party Information. Executive understands that the Company and Employer will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's and Employer's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period, and without in any way limiting the provisions of Section 7(a) above,


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Executive will hold Third Party Information in confidence and will not disclose to anyone (other than personnel of the Company or Employer who need to know such information in connection with their work for the Company or Employer) or use, except in connection with his work for the Company or Employer, Third Party Information unless authorized by a member of the Board.

     (d) Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company or Employer any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information which is (i) generally known and used by Persons with training and experience comparable to Executive's and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or Employer or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

     8. Non-Compete, Non-Solicitation.

     Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company's and Employer's trade secrets and with other confidential information concerning the Company and Employer and that his services will be of special and unique value to the Company and Employer. Therefore, Executive agrees that:

     (a) Noncompetition. During the Employment Period and for a period of one year after termination of employment with the Company, whether voluntary or involuntary or with or without cause (the "Noncompete Period"), he shall not, directly or indirectly own, manage, control, or in any manner engage in any business competing with the business of the Company, as such business exists during the Employment Period on the date of the termination, within the geographical area in which the Company engage in such business.

     (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce any employee of the Company or Employer to leave the employ of the Company or Employer, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire any person who was an employee of the Company or Employer within one year prior to the time such employee was hired by Executive, (iii) induce any customer, supplier, licensee or other business relation of the Company or Employer to cease doing business with the Company or Employer or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or Employer.

     (c) Enforcement. If, at the time of enforcement of Section 7 or this
Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under


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such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach of this Agreement, the Company, Employer, their respective Subsidiaries or Affiliates or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

     9. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

     Notices to Executive:

              A. Corydon Meyer
              4568 Neiswander Sq.
              New Albany, OH  43054


     Notices to the Company:

              Acorn Products, Inc.
              390 West Nationwide Blvd.
              Columbus, OH 43216-1930
              Attn: Board of Directors

     With a copy to:

              Porter, Wright, Morris & Arthur LLP
              41 South High Street
              Columbus, OH 43215-6194
              Attn: Robert J. Tannous

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

     10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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     11. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and, during its term, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. During the term of this Agreement, any inconsistencies between this Agreement and the 1999 Severance Agreement shall be resolved in accordance with the terms of this Agreement; it being understood and agreed that the execution of this Agreement by the parties hereto shall not be deemed to terminate the 1999 Severance Agreement and, subject to this Section 11, such agreement remains in effect. In addition, this Agreement shall not supercede, preempt or terminate that certain Indemnification Agreement dated as of March 6, 2001 between the Company and Executive and such agreement remains in full force and effect.

     12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

     14. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     15. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

     16. Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.



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     17. Indemnification and Reimbursement of Payments on Behalf of Executive.
Employer and the Company shall be entitled to deduct or withhold from any amounts owing from Employer or the Company to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes ("Taxes") imposed with respect to Executive's compensation or other payments from Employer or the Company or Executive's ownership interest in the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

                                    * * * * *


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    ACORN PRODUCTS, INC.


                                    By:       /s/ William W. Abbott
                                           -------------------------
                                    Its:   Chairman


                                    UNIONTOOLS, INC.


                                    By:       /s/ William W. Abbott
                                           -------------------------

                                        /s/ A. Corydon Meyer
                                    --------------------------------
                                    A. Corydon Meyer